Exhibit 10.5
ATLASSIAN CORPORATION
AMENDED AND RESTATED 2015 EMPLOYEE SHARE PURCHASE PLAN
The purpose of the Atlassian Corporation Amended and Restated 2015 Employee Share Purchase Plan, as may be further amended from time to time, (the “Plan”) is to provide eligible employees of Atlassian Corporation, a Delaware corporation (the “Company”), and each Designated Company with opportunities to purchase shares of the Company’s Class A common stock, par value $0.00001 per share (the “Shares”). Subject to adjustment as provided in Section 16, the maximum number of Shares approved and reserved for issuance under the Plan is equal to the sum of (i) 5,700,000, the aggregate number of Shares reserved under the Plan as of July 1, 2025 and (ii) 14,300,000 Shares, plus (iii) a cumulative annual increase on the first day of each fiscal year during the term of the Plan beginning with the fiscal year starting July 1, 2026 and continuing for ten fiscal years (ending with the fiscal year starting July 1, 2035), in each case in an amount equal to the lesser of (i) 2,850,000 Shares, (ii) 1% of the number of Shares issued and outstanding (on an as-converted basis) on the immediately preceding June 30 or (iii) such lesser number of Shares determined by the Administrator.
The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Code and the 423 Component shall be interpreted in accordance with that intent (although the Company makes no undertaking or representation to maintain such qualification). In addition, this Plan authorizes the grant of Options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
1.Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”), the Compensation and Leadership Development Committee of the Board and/or any other person or body appointed by the Board for such purpose to the extent permitted and subject to such parameters as required by Applicable Law (such administrator, the “Administrator”). The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration and operation of the Plan and for its own acts and proceedings as it shall deem advisable, including, without limitation, to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside of the United States, as further provided in Section 12 below; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted hereunder. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form or other instrument or agreement relating to the Plan will be made in the Administrator’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.
2.Offerings. The Company will make one or more offerings to eligible employees to purchase Shares under the Plan (“Offerings”). The Administrator shall determine the commencement and duration of each Offering, provided that no Offering shall exceed 27 months in duration. Additionally, the Administrator has authority to establish additional or alternative sequential or overlapping Offerings, a different number of Exercise Dates within an Offering, a different duration for one or more Offerings or different commencement or ending dates for such Offerings with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering to be affected thereafter. Unless otherwise determined by the Administrator, each Offering to employees of each separate Subsidiary conducted under the 423 Component of the Plan is intended to constitute a “separate offering” for purposes of Section 423 of the Code.
3.Eligibility.
(a)General. All individuals classified as employees on the payroll records of the Company and each Designated Company as of the first day of the applicable Offering (the “Offering Date”) are eligible to participate in any one or more of the Offerings under the Plan. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system are not considered to be eligible employees of the Company or any Designated Company and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system to become eligible to participate in this Plan is through a duly adopted amendment to the Plan, which specifically renders such individuals eligible to participate in an applicable Offering thereunder.
(b)Limitations on Eligibility. Notwithstanding Section 4(a) above, the Administrator, in its discretion, from time to time may, prior to an Offering, determine (on a uniform and nondiscriminatory basis for Offerings under the 423 Component) that an employee will not be eligible to participate in Plan or an applicable Offering if he or she: (i) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion),

(iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act. Further, notwithstanding Section 4(a) above, the Administrator may exclude an employee from an Offering to the extent otherwise permitted under Section 423 of the Code or, in the case of an Offering under the Non-423 Component, to the extent it determines, in its sole discretion, that participation of such employee is not advisable or practicable for any reason.
4.Participation.
(a)General. An eligible employee who is not a Participant on any Offering Date may participate in such Offering by submitting an enrollment form to the Company or any third party designated by the Company (either in electronic or written form, according to procedures established by the Company) at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).
(b)Enrollment. The enrollment form will (i) state a whole percentage to be contributed from an eligible employee’s Compensation per pay period, ranging from 1% up to 15% or such other maximum contribution rate as may be established by the Administrator and (ii) authorize the purchase of Shares in each Offering in accordance with the terms of the Plan. An employee who does not enroll in accordance with the procedures established by the Company will be deemed to have waived the right to participate. Unless a Participant submits a new enrollment form or withdraws from the Plan, such Participant’s contributions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.
(c)Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code and any Applicable Law.
5.Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of 1% up to a maximum of 15% of such employee’s Compensation for each pay period (or such other maximum contribution rate as may be established by the Administrator); provided, however, that if payroll deductions are not permitted or problematic under Applicable Law or for administrative reasons, the Company, in its discretion, may allow eligible employees to contribute to the Plan by other means. The Company will maintain book accounts showing the amount of payroll deductions or other contributions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions or other contributions, unless required under Applicable Law.
6.Contribution Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease more than once his or her contributions during any Offering, but may increase or decrease his or her contributions with respect to the next Offering (subject to the limitations of Section 5) by submitting a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). Notwithstanding the

foregoing, unless otherwise determined by the Administrator, a Participant may reduce his or her rate of contributions to 0%, to become effective as soon as possible after completing an amended enrollment form. If a Participant reduces his or her rate of contributions to 0% during an Offering, the contributions made by the Participant prior to such reduction will be applied to the purchase of Shares on the next Exercise Date. If the Participant does not increase such rate of contributions above 0% prior to the commencement of the next subsequent Offering (or by such other deadline as determined by the Administrator), such action will be treated as the Participant’s withdrawal from the Plan in accordance with Section 7 below. Additionally, the Administrator may, in advance of any Offering, establish other rules permitting a Participant to increase, decrease or terminate his or her contributions during an Offering.
7.Withdrawal. A Participant may withdraw from participation in the Plan by submitting a notice of withdrawal to the Company or any third party designated by the Company (either in electronic or written form, according to procedures established by the Company). The Participant’s withdrawal will be effective as soon as reasonably practicable. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan, if any, to him or her (after payment for any Shares purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 5.
8.Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an Option to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of Shares determined by dividing such Participant’s accumulated contributions on such Exercise Date by the lower of (i) 85% of the Fair Market Value of the Shares on the Offering Date, or (ii) 85% of the Fair Market Value of the Shares on the Exercise Date; (b) 2,500 Shares (or such other Option Price as may be established by the Administrator); or (c) such other lesser maximum number of Shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions and/or other contributions on the Exercise Date. The purchase price for each Share purchased under each Option (the “Option Price”) will be set by the Administrator in its sole discretion, subject to Applicable Law; provided, however, that the Option Price for an Offering under the Section 423 Component will not be less than 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Date or (ii) the Fair Market Value of the Shares on the Exercise Date.
Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Parent or Subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the share ownership of a Participant, and all shares which the Participant has a contractual right to purchase shall be treated as shares owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase Shares under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Share (determined on the Option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of Shares reserved for the purpose of the Plan as his or her accumulated contributions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional Share will be carried forward to the next Offering, unless the Administrator determines (on a uniform and nondiscriminatory basis for Offerings under the 423 Component) to refund such amount to the Participant; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.
If a Participant has more than one Option outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Options under the Plan, and (ii) an Option with a lower Option Price (or an earlier granted Option, if different Options have identical Option Prices) shall be exercised to the fullest possible extent before an Option with a higher Option Price (or a later granted Option if different Options have identical Option Prices) shall be exercised.
10.Issuance of Certificates. No certificates will be issued in respect of the Shares unless the Board determines otherwise and instead such Shares shall be recorded in the books of the Company or, as applicable, its share transfer agent, or otherwise as permitted by Applicable Law, under the name of the Participant. Subject to the foregoing, uncertificated Shares shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have given to the Participant by electronic mail (with proof of receipt) or by United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).
11.Rights on Termination of Employment. Unless otherwise required by Applicable Law, if a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no contributions will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, if permitted by the Administrator, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the entity that employs him or her, having been a Designated Company, ceases to be an Affiliate or Subsidiary, as applicable, or if the employee is transferred to any entity other than the Company or a Designated Company. Except as otherwise required by Section 423 of the Code, an employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.
12.Special Rules; Non-U.S. Sub-Plans. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Company has employees, including, without limitation, such rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as are necessary or appropriate to facilitate participation in the Plan by employees who are foreign nationals or employed outside the United States and/or to take advantage of tax-qualified treatment for the Plan that may be available in certain jurisdictions. The terms of any such Sub-Plans may take precedence over other provisions of this Plan with the exception of the maximum number of Shares approved and reserved for issuance under the Plan and the term of the Plan, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of any such Sub-Plan. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify or supplement the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Compensation, (iii) the dates and duration of Offerings or other periods during which Participants may make contributions towards the purchase of Shares, (iv) the method of determining the Option Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of contributions a Participant may make in an Offering or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a Sale Event or a change in capitalization of the Company, (vii) the handling of payroll deductions, (viii) establishment of bank, building society or trust accounts to hold contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures and (xiv) handling of Share issuances. To the extent that any special rules or Sub-Plans adopted under this Section 12 are inconsistent with the requirements of Section 423 of the Code, the applicable Designated Companies and Sub-Plans will be considered part of the Non-423 Component.
13.Participants Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her Compensation or other contributions shall deem such Participant to be a holder of the Shares covered by an Option under the Plan until such Shares have been purchased by and issued or transferred to him or her.
14.Rights Not Transferable. Options under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

15.Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under Applicable Law.
16.Adjustment in Case of Changes Affecting Shares. In the event of a subdivision of outstanding Shares, the payment of a dividend in Shares or any other change affecting the Shares, the number of Shares approved for the Plan and the Share limitation set forth in Section 8, the purchase price per Share and the number of Options that have not yet been exercised shall be equitably or proportionately adjusted in such manner as deemed appropriate by the Administrator to give proper effect to such event.
17.Sale Event. In the event of a Sale Event, each outstanding Option will be equitably adjusted and assumed or substituted with an equivalent right to purchase shares by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation in a Sale Event refuses to assume or substitute an outstanding Option or the successor corporation is not a publicly traded corporation, the Offering then in progress will be shortened by setting a new Exercise Date, which will be before the date of the proposed Sale Event. At least 10 days prior to the new Exercise Date or by such other deadline as set by the Administrator, the Administrator will notify each Participant in writing of the new Exercise Date, and that Shares will be purchased automatically for the Participant on the new Exercise Date, unless prior to such date the Participant has withdrawn from the Offering, as provided in Section 7 hereof.
18.Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of Shares approved for the Plan or making any other change that would require stockholder approval in order for the 423 Component of the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code or that would otherwise require stockholder approval with respect to the Non-423 Component.
19.Insufficient Shares. If the total number of Shares that would otherwise be purchased on any Exercise Date plus the number of Shares purchased under previous Offerings under the Plan exceeds the maximum number of Shares issuable under the Plan, the Shares then available shall be apportioned among Participants in proportion to the amount of contributions accumulated on behalf of each Participant that would otherwise be used to purchase Shares on such Exercise Date.
20.Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. The Plan shall automatically terminate on the ten year anniversary of the Effective Date.
21.Compliance with Law. The Company’s obligation to sell and deliver Shares under the Plan is subject to completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.
22.Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of California, applied without regard to conflict of law principles.
23.Issuance or Transfer of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Shares or, in the alternative, the Company may arrange for the transfer of Shares (including from Shares held in the treasury of the Company, or from any other proper source).
24.Tax Withholding. Each Participant agrees, by participating in the Plan, that the Company, and its Affiliates and Subsidiaries shall have the right to withhold any Tax Liability from any payment of any kind otherwise due to the Participant, including Shares issuable under the Plan. Where a Tax Liability arises in connection with the Plan, the Company and/or a Designated Company may require that, as a condition of exercise of an Option and purchase of Shares, a Participant must either:
(a)make a payment to the Company, or otherwise as the Company directs, of an amount equal to the Company’s estimate of the amount of the Tax Liability; or
(b)enter into arrangements acceptable to the Company to secure that such payment is made (whether by surrender of Shares, net share issuance, the sale of Shares, withholding from wages or other compensation, or otherwise).
25.Code Section 409A. Options granted under the Section 423 Component are exempt from the application of Section 409A of the Code and Options granted under the Non-423 Component are intended to be exempt from Section 409A of the Code pursuant to the “short-term deferral” exemption contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding Options granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Options or future Option that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if an Option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that any Option is compliant with or exempt from Section 409A of the Code.
26.Notification Upon Sale of Shares. Each Participant who is subject to tax in the United States with respect to his or her participation in the Plan agrees, by entering the Plan, to give the Company prompt notice of any disposition of Shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such Shares were purchased.
27.Effective Date. The Plan shall become effective on December 2, 2025 (the “Effective Date”), which is the date on which the amendment and restatement of the Plan, as adopted by the Board on September 17, 2025 is approved by the Company’s stockholders.
28.Fractional Shares. Unless otherwise determined by the Administrator, no fractional Shares shall be issued under the Plan.
29.Definitions.
(a)The term “Affiliate” means any entity that is directly or indirectly controlled by the Company which does not meet the definition of a Subsidiary below, as determined by the Administrator, whether new or hereafter existing.
(b)The term “Applicable Law” means any applicable law, including, without limitation, (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax, or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S., federal, state or local; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
(c)The term “Code” means the U.S. Internal Revenue Code of 1986, as amended, together with the regulations and official guidance promulgated thereunder.
(d)The term “Compensation” means base pay, prior to reduction pursuant to Sections 125, 132(f) or 401(k) of the Code or comparable reductions under laws outside the United States, but excluding overtime, incentive or bonus awards, commissions, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company share options or other equity incentive awards and similar items. The Administrator shall have the discretion to determine the application of this definition to Participants outside of the United States.
(e)The term “Designated Company” means any present or future Affiliate or Subsidiary (as defined below) that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Affiliate or Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders and may further designate such companies as participating in the 423 Component or the Non-423 Component. For purposes of the 423 Component, only Subsidiaries may be Designated Companies.

(f)The term “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
(g)The term “Fair Market Value of the Shares” on any given date means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, Nasdaq Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
(h)The term “Option” means a right granted to a Participant to purchase Shares pursuant to the terms and conditions of the Plan.
(i)The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
(j)The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
(k)The term “Plan” means this Amended and Restated 2015 Employee Share Purchase Plan, as may be further amended from time to time.
(l)The term “Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity (including in connection with a voluntary winding up of the Company), (ii) a merger, reorganization or consolidation pursuant to which the stockholders of the Company’s outstanding voting power and outstanding shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding shares or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the shares of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Sale Event has occurred pursuant to the foregoing definition, the date of such Sale Event and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Sale Event is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(m)The term “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

(n)The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
(o)The term “Tax Liability” means any amount of U.S. or non-U.S. federal, state or local income tax, social security (or similar) contributions, payroll tax, fringe benefits tax, payment on account and/or other tax-related items related to the participation in the Plan and legally applicable to the Participant, which the Company and/or an Affiliate or Subsidiary may become liable to pay on the Participant’s behalf to the relevant authorities in any jurisdiction.
DATE APPROVED BY STOCKHOLDERS: December 2, 2025